Exhibit 99.2
UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
On April 1, 2010, Immediatek, Inc., (or “Immediatek”), Officeware Corporation (or “Officeware”), Timothy Rice, Chetan Jaitly, Radical Holdings LP, Radical Investments LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart, Martin Woodall and Officeware Acquisition Corporation, (or “Merger Sub”), entered into an Amendment to that certain Stock Exchange Agreement dated December 16, 2009, (as so amended, the “Merger Agreement”). Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Immediatek, merged with and into Officeware on April 1, 2010. As a result of such merger, Immediatek became the sole shareholder of Officeware and Officeware shareholders received 12,264,256 shares of Immediatek common stock in exchange for all of the outstanding shares of common stock of Officeware.
For the purpose of the unaudited proforma condensed combined balance sheet, the acquisition was assumed to have occurred as of March 31, 2010. For purposes of the unaudited proforma condensed combined statement of operations, the acquisition was assumed to have occurred at the beginning of the year presented. Officeware’s fiscal year ended on March 31, 2010. Immediatek’s fiscal year ended on December 31, 2009. For ease of presentation, the historical proforma condensed combined statement of operations includes Officeware’s statement of operations for its fiscal year ending March 31, 2010 and includes Immediatek’s statement of operations for the year ended December 31, 2009. Because the most recent fiscal year end of Officeware differs from Immediatek’s most recent fiscal year end by less than 93 days, the statement of operations has been combined without adjusting the year-end period for either company. The historical proforma condensed combined balance sheet as of March 31, 2010 includes the balance sheet of each company as of March 31, 2010.
The acquisition has been accounted for in accordance with the authoritative guidance on business combinations. The tangible and intangible assets acquired and liabilities assumed are recognized based on their fair values. The excess of the fair value of the purchase consideration over the net tangible and identifiable intangible assets is recorded as goodwill. The fair value estimates are preliminary since they are still being finalized. Accordingly, the proforma adjustments related to the acquisition are preliminary and have been made solely for the purpose of providing unaudited proforma condensed combined financial statements.
The unaudited proforma condensed combined financial information is for informational purposes only and does not purport to represent what Immediatek’s actual results would have been if the acquisition had been completed as of the date indicated above, or that may be achieved in the future. The unaudited proforma condensed combined statement of operations does not include the effects of any cost savings from operating efficiencies or synergies that may result from the acquisition.
The unaudited proforma condensed combined financial statements, including the notes thereto, should be read in conjunction with the Immediatek’s historical financial statements included in the Immediatek’s annual report on Form 10-K for the year ended December 31, 2009 and the interim unaudited financial statements as of and for the three months ended March 31, 2010, and the audited financial statements of Officeware as of March 31, 2010 and 2009, included in this Current Report on Form 8-K.

INDEX TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Page
Immediatek, Inc. Unaudited Proforma Condensed Combined Balance Sheet as of March 31, 2010	PF-1
Immediatek, Inc. Unaudited Proforma Condensed Combined Statement of Operations	PF-2
Notes to Unaudited Proforma Condensed Combined Financial Statements	PF-3

ii

Immediatek, Inc.
Unaudited Proforma Condensed Combined Balance Sheet
March 31, 2010

		Officeware	Proforma		Proforma
	Immediatek, Inc.	Corporation	Adjustments	Notes	Combined
Assets
Current assets:
Cash and cash equivalents	$53,123	$1,243,806	$79,894	(a)	$1,376,823
Accounts receivable, net	10,483	399,528	—		410,011
Prepaid expenses and other current assets	16,233	32,199	—		48,432
Income tax receivable	—	21,767			21,767
Deferred tax asset	—	25,177	—		25,177

Total current assets	79,839	1,722,477	79,894		1,882,210

Fixed assets, net	3,279	486,545	—		489,824
Intangible assets, net	—	—	1,500,000	(b)	1,500,000
Goodwill	—	—	1,343,652	(c)	1,343,652
Other assets	—	13,130	—		13,130

Total Assets	$83,118	$2,222,152	$2,923,546		$5,228,816

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$12,152	$34,346	$—		$46,498
Accrued liabilities	41,925	92,295	—		134,220
Deferred revenue	—	625,957	(300,000)	(d)	325,957
Note payable — related party	772,500	—	—		772,500
Current portion of capital lease obligations	—	57,569	—		57,569

Total current liabilities	826,577	810,167	(300,000)		1,336,744

Capital lease obligations	—	45,637	—		45,637
Deferred tax liability	—	—	510,000	(e)	510,000

Total liabilities	826,577	855,804	210,000		1,892,381

Commitments and contingencies

Series A convertible preferred stock	3,000,000	—	—		3,000,000

Series B convertible preferred stock	500,000	—	—		500,000

Stockholders’ deficit:
Common stock:	535	1,141	11,123	(f)	12,799
Additional paid-in capital	173,602	519,531	3,468,205	(g)	4,161,338
Retained (deficit) earnings	(4,417,596)	845,676	(765,782)	(h)	(4,337,702)

Total stockholders’ (deficit) equity	(4,243,459)	1,366,348	2,713,546		(163,565)

Total Liabilities and Stockholders’ (Deficit) Equity	$83,118	$2,222,152	$2,923,546		$5,228,816

See accompanying notes to the unaudited proforma condensed combined financial statements which are an integral part of these statements.
The proforma adjustments are explained in Note 5.

Immediatek, Inc.
Unaudited Proforma Condensed Combined Statement of Operations

		Officeware			Proforma Condensed
	Immediatek, Inc.	Corporation			Combined
	For the Fiscal Year	For the Fiscal Year			For the Fiscal Year
	Ending December 31,	Ending March 31,	Proforma		Ending March 31,
	2009	2010	Adjustments	Notes	2009

Revenues	$389	$3,087,515	$—		$3,087,904
Cost of revenues	—	659,641	—		659,641

Gross margin	389	2,427,874	—		2,428,263

Expenses:
Research and development	399,343	836,316	—		1,235,659
Sales and marketing	—	637,387	—		637,387
General and administrative	397,312	742,771	160,106	(i)	1,300,189
Gain on sale of assets held for sale	(169)	—	—		(169)

Total operating expenses	796,486	2,216,474	160,106		3,173,066

Net operating (loss) income	(796,097)	211,400	(160,106)		(744,803)

Other income (expense):
Other income	—	88	—		88
Other income — related party	34,764	—	—		34,764
Interest income	518	7,500	—		8,018
Interest expense	—	(7,805)	—		(7,805)
Interest expense — related party	(17,384)	—	—		(17,384)

(Loss) Income before tax	(778,199)	211,183	(160,106)		(727,122)
Income tax expense	—	(38,442)	—		(38,442)

Net (loss) income	$(778,199)	$172,741	$(160,106)		$(765,564)

Weighted average number of common shares outstanding — basic and diluted for Immediatek, Inc. and proforma condensed combined	535,321				12,799,577

Basic and diluted loss per common share for Immediatek, Inc. and proforma condensed combined	$(1.45)				$(0.06)

See accompanying notes to the unaudited proforma condensed combined financial statements which are an integral part of these statements.
The proforma adjustments are explained in Note 6.

IMMEDIATEK, INC.
NOTES TO UNAUDITED PROFORMA CONDENSED COMBINED FINANCIAL STATEMENTS
NOTE 1 — DESCRIPTION OF TRANSACTION
On April 1, 2010, Immediatek, Inc., (or “Immediatek”), Officeware Corporation (or “Officeware”), Timothy Rice, Chetan Jaitly, Radical Holdings LP, Radical Investments LP, Darin Divinia, Dawn Divinia, Robert Hart, Kimberly Hart, Martin Woodall and Officeware Acquisition Corporation, (or “Merger Sub”), entered into an Amendment to that certain Stock Exchange Agreement dated December 16, 2009, (as so amended, the “Merger Agreement”). Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Immediatek, merged with and into Officeware on April 1, 2010. As a result of such merger, Immediatek became the sole shareholder of Officeware and Officeware shareholders received 12,264,256 shares of Immediatek common stock in exchange for all of the outstanding shares of common stock of Officeware.
NOTE 2 — BASIS OF PRESENTATION
The merger is accounted for under the acquisition method of accounting in accordance with ASC 805-10. Immediatek is accounting for the transaction by using Immediatek’s historical information and accounting policies and adding the assets and liabilities of Officeware as of March 31, 2010 at their respective fair values. Pursuant to ASC 805-10, under the acquisition method, the total purchase price (consideration transferred) as described in Note 3, Consideration Transferred, was measured as of March 31, 2010 at the estimated fair value of Immediatek common stock at that time. The assets and liabilities of Officeware have been measured at fair value based on various assumptions that Immediatek’s management believes are reasonable utilizing information as of March 31, 2010.
The process for measuring the fair values of identifiable intangible assets, certain tangible assets and the consideration transferred requires the use of significant assumptions, including future cash flows and appropriate discount rates. The excess of the purchase price (consideration transferred) over the fair values of identifiable assets and liabilities of Officeware as of the merger date was recorded as goodwill in accordance with ASC 805-10.
For purposes of measuring the fair value of the assets acquired and liabilities assumed as reflected in the unaudited proforma condensed combined financial statements, Immediatek used the guidance in ASC Topic 820-10 “Fair Value Measurement and Disclosure—Overall” (“ASC 820-10”), which established a framework for measuring fair values. ASC 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). Market participants are buyers and sellers in the principal (most advantageous) market for the asset or liability. Additionally, under ASC 820-10, fair value measurements for an asset assume the highest and best use of that asset by market participants. See Note 3, Consideration Transferred, for a description of the total purchase price (consideration transferred).
The unaudited proforma condensed combined balance sheet as of March 31, 2010 is based on historical financial statements of Immediatek and Officeware after giving effect to the acquisition adjustments resulting from the acquisition of Officeware. The unaudited proforma condensed combined balance sheet is presented as if the acquisition had occurred on March 31, 2010.
The unaudited proforma condensed combined statements of operations have been presented based on historical statements of Immediatek and Officeware for the year ended December 31, 2009 and March 31, 2010, respectively, after giving effect to the acquisition adjustments. Because the most recent fiscal year end of Officeware differs from Immediatek’s most recent fiscal year end by less than 93 days, the proforma statement of operations has been combined without adjusting the year-end period for Immediatek. The unaudited proforma condensed combined statement of operations are presented as if the acquisition had occurred on the beginning of the year presented.

NOTE 3 — CONSIDERATION TRANSFERRED
As a result of such merger, Immediatek became the sole shareholder of Officeware and Officeware shareholders received 12,264,256 shares of Immediatek common stock for all of the outstanding shares of common stock of Officeware. For purposes of the transaction, the shares of Immediatek were valued by management at $4,000,000, which represented a stock price of approximately $0.33 per share. This estimate is preliminary as management is still in the process of determining a final estimate of the fair value of the stock.
NOTE 4 — ASSETS ACQUIRED AND LIABILITIES ASSUMED
The following summarizes the assets acquired and the liabilities assumed by Immediatek in the merger, assuming the merger took place on March 31, 2010, reconciled to the consideration transferred:

Net book value of net assets acquired at March 31, 2010	$1,366,348
Adjustments to:
Identifiable intangible assets	1,500,000
Deferred revenue	300,000
Deferred tax liability	(510,000)
Goodwill	1,343,652

Total adjustments	2,633,652

Consideration transferred	$4,000,000

The estimated fair values of the assets acquired and liabilities assumed are as of March 31, 2010. The estimations are preliminary and may change upon the completion of our evaluation of the fair values of the acquired assets and liabilities assumed as well as the fair value of the consideration transferred. The final recognition of the transaction will be based upon the fair values of the acquired assets and liabilities assumed and the consideration transferred as of April 1, 2010. The impact of such changes could be material.
The following is a discussion of the adjustments made to Officeware’s assets and liabilities in connection with the preparation of these unaudited proforma condensed combined financial statements.
Identifiable intangible assets: Identifiable intangible assets were measured at fair value determined primarily using the income approach, which requires a forecast of all the expected future cash flows either through the use of the relief-from-royalty method or the multi-period excess earnings method.
The estimated fair value of the identifiable intangible assets and their weighted-average useful lives are as follows:

		Weighted
		Average
		Useful Life
	Fair Value	in Years
Trade name	$150,000	5
Technology	750,000	5
Customer relationships	600,000	10

	$1,500,000

See Note 5, Adjustments to Unaudited Proforma Condensed Combined Balance Sheet, Item (h) and Note 6, Adjustments to Unaudited Proforma Condensed Combined Statement of Operations, Item (i).
Deferred revenue: The adjustment to deferred revenue is a result of measuring the amount acquired at fair market value which approximates the future estimated costs to complete the earning process on the prepaid revenue.

Deferred tax liability: Deferred taxes were recorded for all pro forma adjustments using Immediatek’s best estimate of the applicable statutory rate in the tax jurisdiction where the underlying asset or liability resides. All of the deferred tax liability relates to acquired identifiable intangible assets.
Goodwill: Goodwill is calculated as the difference between the merger date fair value of the consideration transferred and the values assigned to the identifiable assets acquired and liabilities assumed. Goodwill is not amortized but rather is subject to impairment testing, on at least an annual basis.
NOTE 5 — ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED BALANCE SHEET
Item (a): Reflects an adjustment to cash to reverse the transaction costs paid before March 31, 2010.
Item (b): Identifiable intangible assets were measured at fair value determined primarily using the “income approach,” which required a forecast of all expected future cash flows, either through the use of the relief-from-royalty method or the multi-period excess earnings method. The proforma adjustments to intangible assets have the impact of recording the fair value of intangible assets at the merger date as follows:

Fair Value
Tradename — 5 year useful life	$150,000
Technology — 5 year useful life	750,000
Customer relationships — 10 year useful life	600,000

$1,500,000

Item (c): The adjustment to goodwill is a result of the consideration transferred in excess of the identified assets acquired and liabilities assumed as detailed in Note 4.
Item (d): The adjustment to deferred revenue is a result of measuring the amount acquired at fair market value which approximates the future estimated costs to complete the earning process on the prepaid revenue.
Item (e): Deferred taxes were recorded for all pro forma adjustments using Immediatek’s best estimate of the applicable statutory rate in the tax jurisdiction where the underlying asset or liability resides. All of the deferred tax liability relates to acquired identifiable intangible assets.
Item (f): The adjustment to common stock is to reflect the merger consideration, at par value, and to eliminate Officeware’s historical common stock, at par value, as follows:

Issuance of Immediatek common stock	$12,264
Elimination of Officeware’s historical common stock	(1,141)

$11,123

Item (g): Additional paid-in capital was adjusted for the following:

Record merger consideration at estimated fair value	$4,000,000
Par value of merger consideration recorded within common stock (see Item (f))	(12,264)
Eliminate Officeware’s historical additional paid-in capital	(519,531)

$3,468,205

Item (h): Retained deficit was adjusted for the following:

Eliminate Officeware’s historical retained earnings	$(845,676)
Reverse transaction costs expensed in the combined proforma	79,894

$(765,782)

NOTE 6 — ADJUSTMENTS TO UNAUDITED PROFORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
Item (i): Adjustments to general and administrative expenses comprise the following:

Record amortization of identifiable intangible assets acquired for one year	$240,000
Reverse transaction costs expensed in the combined proforma	(79,894)

$160,106